UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): FEBRUARY 7, 2005

ROBOTIC VISION SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	0-8623	11-2400145
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

486 AMHERST STREET

NASHUA, NEW HAMPSHIRE 03063

(Address of principal executive offices)

Registrant’s telephone number: (603) 598-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

Effective February 7, 2005, the common stock of Robotic Vision Systems, Inc. (the “Company”) was delisted from the Over-the-Counter Bulletin Board, commonly known as the “OTC:BB.” The delisting resulted from the Company’s failure to timely file an Annual Report on Form 10-K for the fiscal year ended September 30, 2004, as previously reported. Due to restrictions on its financial resources and management time arising out of the Chapter 11 bankruptcy process, the Company was unable to timely file its Form 10-K for that fiscal year and anticipates being unable to file Quarterly Reports on Form 10-Q until such time, if any, as the Company has a plan of reorganization confirmed by the bankruptcy court. The Company had requested that the Division of Corporation Finance of the U.S. Securities and Exchange Commission take a no-action position if the Company files copies of its monthly financial reports to the U.S. Bankruptcy Court for the District of New Hampshire in lieu of Forms 10-K and 10-Q. However, the Division of Corporation Finance declined to take the requested no-action position. The Company intends to file in electronic form those monthly financial reports to the bankruptcy court in lieu of Forms 10-K and 10-Q.

Also effective February 7, 2005, the Company’s common stock began trading in the over-the-counter market provided by the National Quotation Bureau, commonly known as the Pink Sheets. The Company did not request this action.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements - None

(b)	Pro Forma Financial Information - None

(c)	Exhibits - None

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2005

ROBOTIC VISION SYSTEMS, INC.

By:	/s/ J. Richard Budd
Name:	J. Richard Budd
Title:	Acting Chief Executive Officer

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